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                                                                    EXHIBIT 10.2

NCI STOCK OPTION AGREEMENT
Non-Incentive Stock Option 1996 Plan

                            NATIONAL PROCESSING, INC.
               Stock Option Agreement - Non-Incentive Stock Option
                                    1996 Plan

     WHEREAS, Robert E, Showalter ("Optionee") is an officer and key employee of National Processing, Inc., an Ohio corporation (the "Corporation"), or of a Subsidiary; and

     WHEREAS, the execution of a stock option agreement in the form hereof (the "Stock Option Agreement") has been duly authorized by a resolution of the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Corporation (hereinafter called the "Board") duly adopted on March 11, 1997 ("Grant Date"),

     NOW, THEREFORE, the Corporation hereby grants to the Optionee, pursuant to the National Processing Company 1996 Stock Option Plan (the "Plan"), (i) an Option (the "Option") to purchase 200,000 shares of its common stock, without par value ("Common Stock") ("Option Rights Granted") at the per share exercise price of $10.50 "Option Price" and (ii) Additional Options (the "Additional Options") to purchase the number of shares of Common Stock equal to the number of shares of already owned Common Stock delivered by the Optionee as payment of the exercise price upon exercise of the Option or portion thereof and/or the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local tax laws (at withholding rates not to exceed Optionee's applicable marginal tax rates) in connection with the exercise of the Option or portion thereof at a per share exercise price ("Additional Option Price") equal to the Market Value per Share on the date the Optionee transfers shares of Common Stock to the Corporation to exercise the Option or portion thereof or transfers or forfeits shares of Common Stock in payment of income tax withholding on the exercise of the Option or portion thereof, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon receipt of payment of the Option Price, all subject, however, to the terms and conditions hereafter set forth.

     1. The Option (until terminated as hereinafter provided) shall be exercisable only as to one-third of the shares of Common Stock subject to the Option after the Option shall have been in


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NCI STOCK OPTION AGREEMENT
Non-Incentive Stock Option 1996 Plan

the continuous employ of the Corporation or any affiliate of the Corporation for one full year from the Grant Date, a second one-third of the Shares Granted after the Optionee shall have been in continuous employ of the Corporation or any affiliate for two full years from the Grant Date and shall be fully exercisable after the Optionee shall have been in the continuous employ of the Corporation or any affiliate for three full years from the Grant Date;
provided, however, that the Option (until terminated as hereinafter provided) shall become immediately fully exercisable upon the occurrence of any of the following:

                  (a) in the event of a Change in Control as defined in Section 11 of this Stock Option Agreement;

                  (b) the Optionee ceases to be an employee of the Corporation or any affiliate of the Corporation at or after Optionee attains the age of 63; or

                  (c) the Committee may in its discretion accelerate the time or times at which the Option or any portion hereof will become exercisable.

To the extent exercisable, the Option may be exercised in whole or in part from time to time.

     2. The Option shall terminate on the earliest of the following dates:

                  (a) three years after the death of the Optionee;

                  (b) ten years from the Grant Date, if the Option is exercisable under any of the provisions of Section 1 hereof and if the Optionee becomes disabled or ceases to be an employee of the Corporation or any affiliate after the third anniversary of the Stock Option Agreement;

                  (c) immediately, upon the termination of employment of the Optionee with the Corporation or any Subsidiary prior to the third anniversary of the Stock Option Agreement for any reason other than as set forth in Paragraph 2(a) or 2(b), if such termination arises prior to a Change in Control;

                  (d) ten years from the Grant Date; or

                  (e) in the event the Optionee shall intentionally commit an act materially inimical to the interests of the Corporation or any affiliate, and the Committee shall so find, the Option shall terminate at the time of such act, notwithstanding any other provision of this Agreement.

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NCI STOCK OPTION AGREEMENT
Non-Incentive Stock Option 1996 Plan

     3. Each Additional Option (until terminated as hereinafter provided) shall be first exercisable six months following the exercise of the underlying Option or portion thereof, provided, however, that each Additional Option (until terminated as hereinafter provided) shall become immediately fully exercisable upon the Optionee's death. To the extent exercisable, the Additional Option may be exercised in whole or in part from time to time. The Corporation shall not, however, be required to issue any fractional shares.

     4. Each Additional Option or portion thereof shall terminate on the earliest applicable termination date of the Option as set forth in Section 2 hereof.

     5. No Additional Option or portion of an Additional Option shall be issued on the exercise of an Option when such exercise occurs after the Optionee is no longer employed by the Corporation or any affiliate of the Corporation.

     6. Nothing contained in this Agreement shall limit whatever right the Corporation or any affiliate of the Corporation might otherwise have to terminate the employment of the Optionee.

     7. Neither the Option nor the Additional Option is transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

     8. (a) In connection with each exercise of the Option or the Additional Option arrangements satisfactory to the Corporation shall be made by the Optionee for the payment of any withholdings required by federal, state or local income tax laws.

        (b) Subject to the restrictions set forth below, the Optionee is hereby granted the right to elect to satisfy, in whole or in part, the Optionee's withholding obligations as required by federal, state or local income tax laws by (i) having the Corporation withhold shares of Common Stock subject to the Option or the Additional Option having a value equal to or less than the amount required to be withheld and/or (ii) delivering to the Corporation shares of Common Stock owned by the Optionee having a value equal to or less than the amount required to be withheld (the "Election"). For purposes of this subsection 8(b), the value of shares of Common Stock to be withheld or delivered by the Optionee shall be based upon the Market Value per Share on the date that the

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NCI STOCK OPTION AGREEMENT
Non-Incentive Stock Option 1996 Plan

amount of the tax or taxes to be withheld is determined. Shares of Common Stock withheld pursuant to clause 8(b)(i) will not thereafter be available for exercise under the Option.

                (c) To exercise the Election, the Optionee (i) must make the Election to have shares withheld or to deliver already owned shares on or prior to the date that the Optionee exercises the Option or the Additional Option and
(ii) must make the Election in writing on a form provided by the Corporation. The Election is irrevocable by the Optionee and is subject to the disapproval by the Committee.

        9.      The option price shall be payable:

                (a) in cash or by check acceptable to the Corporation;

                (b) tendering or relinquishing the number of already owned shares of Common Stock that when multiplied by the Market Value per share on the date of exercise, will have an equivalent value to the total Option Price or Additional Option Price for the portion of the Option exercised; or

                (c) by a combination of (a) and (b).

        10. The Committee may make such adjustments in the number and kind of shares subject to the Option or the Additional Option and the price per share as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing. No adjustment provided for in this Section shall require the Corporation or any Subsidiary to sell a fractional share.

       11. "Change in Control" shall mean the occurrence of any of the following events:

               (a) National City Corporation ("NCC"), a successor of NCC (direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) ("Successor") or an affiliate of NCC or

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NCI STOCK OPTION AGREEMENT
Non-Incentive Stock Option 1996 Plan

of Successor sells or transfers Common Stock to an unaffiliated third party and as a result of such sale or transfer NCC, Successor, and affiliates of NCC and Successor own or control less than fifty percent of the combined voting power of the then-outstanding securities of the Corporation immediately after such transaction;

                (b) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person other than NCC, a Successor or an affiliate of NCC or of Successor, and as a result of such merger, consolidation or reorganization less than fifty percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held by NCC, Successor or an affiliate of NCC or Successor; or

                (c) The Corporation sells or otherwise transfers all or substantially all of its assets or the Corporation causes or permits the sale or transfer of all or substantially all of the assets of any Corporation subsidiary that has assets equal to or greater than eighty percent of the total assets of the Corporation, as reported on a consolidated basis to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held by NCC, a Successor or an affiliate of NCC or Successor, provided, however, that the change in control of NCC determined by the standards set forth herein or otherwise shall not constitute a change in control of the Corporation;

         12. For purposes of this Agreement, the continuous employ of the Optionee with the Corporation or any affiliate shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Corporation or any affiliate by reason of the transfer of his employment among the Corporation and the affiliates. Also a leave of absence approved by the Committee for illness, military or governmental service or other cause shall be considered as employment.

        13. Delivery by the Corporation or any Subsidiary of a certificate or certificates for shares of Common Stock may be deferred for such reasonable time after payment for such shares as shall be

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NCI STOCK OPTION AGREEMENT
Non-Incentive  Stock Option 1996 Plan

necessary to conform to any applicable law or governmental regulation relating to the Option, the Additional Option or to the issuance or delivery of Common Stock on exercise hereof.

        14. Any contrary provision hereof notwithstanding, neither the Option nor the Additional Option shall be exercisable by, and the Corporation shall not be obligated to sell or deliver any Common Stock subject thereto, to a resident of any country other than the United States of America and unless and until such Common Stock and the sale thereof pursuant to the Option or the Additional Option have been registered or otherwise qualified under applicable state and federal laws or regulations or confirmation of exemption from such state or federal laws or regulations shall have been obtained and such registration or qualification or exemption shall continue to be effective, all as the Corporation shall, in its sole discretion, determine to be necessary or advisable. The Corporation shall use its best efforts to maintain registration and applicable qualification of such Common Stock and the sale thereof with the Securities and Exchange Commission and applicable state regulatory agencies; provided, however, that the Corporation shall have no obligation to register or qualify such Common Stock under the laws of any non-United States of America jurisdiction.

        15. Terms used in this Agreement which are defined in the Plan are used herein as so defined.

        EXECUTED This 11th day of March, 1997

                                    National Processing, Inc.

                                    BY: \s\ William R. Robertson
                                       ------------------------------------
                                           William R. Robertson, Chairman

Robert E. Showalter hereby accepts the grant to him of the foregoing Option


                                        \s\ Robert E. Showalter
                                    ---------------------------------------
                                        Robert E. Showalter

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